SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023

Alterola Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	82-1317032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hamilton Square Birkenhead Merseyside United Kingdom	CH41 5AR
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 151 601 9477

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on December 2, 2021, Alterola Biotech Inc. (the “Company”), closed an Asset Purchase Agreement (the “Purchase Agreement”) with C2 Wellness Corp., a Wyoming corporation, and Dr. G. Sridhar Prasad (together, the “Seller”).

On the Closing Date, pursuant to the Purchase Agreement, the Company acquired certain IP assets (the “Assets”) from Seller, which include:

•	Novel cannabinoid molecules and their associated intellectual property;
•	Novel cannabinoid pro-drugs, and their associated intellectual property;
•	Novel proprietary cannabinoid formulations, designed to target lymphatic delivery, and their associated intellectual property;
•	Novel proprietary nano-encapsulated cannabinoid formulations, in self dissolving polymers, and their associated intellectual property; and
•	Cannabinoids and cannabinoid pro-drug formulations for topical ocular delivery, and their associated intellectual property.

In exchange for the Assets, the Company issued to Seller twenty four million (24,000,000) shares of common stock.

On September 8, 2023, the Company and Seller entered into an Agreement to Return Assets and Shares, such that the Company transferred the Assets back to the Seller and the Seller paid 30,019,493 shares of ABTI common stock to the Company.

The foregoing description of the Agreement to Return Assets and Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement to Return Assets and Shares, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement to Return Assets and Shares

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ David Hitchcock

David Hitchcock

Chief Executive Officer

Date: September 19, 2023

3